UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2020

DIGITAL REALTY TRUST, INC.

DIGITAL REALTY TRUST, L.P.

(Exact name of registrant as specified in its charter)

Maryland	001-32336	26-0081711
Maryland	000-54023	20-2402955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Embarcadero Center, Suite 3200 San Francisco, California	94111
(Address of principal executive offices)	(Zip Code)

(415) 738-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	DLR	New York Stock Exchange
Series C Cumulative Redeemable Perpetual Preferred Stock	DLR Pr C	New York Stock Exchange
Series G Cumulative Redeemable Preferred Stock	DLR Pr G	New York Stock Exchange
Series I Cumulative Redeemable Preferred Stock	DLR Pr I	New York Stock Exchange
Series J Cumulative Redeemable Preferred Stock	DLR Pr J	New York Stock Exchange
Series K Cumulative Redeemable Preferred Stock	DLR Pr K	New York Stock Exchange
Series L Cumulative Redeemable Preferred Stock	DLR Pr L	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Digital Realty Trust, Inc.:	Emerging growth company	☐
Digital Realty Trust, L.P.:	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Digital Realty Trust, Inc.:   ◻

Digital Realty Trust, L.P.:  ◻

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 19, 2020, the Digital Realty Trust, Inc. (the “Company”) Compensation Committee of the Board of Directors (the “Compensation Committee”) approved a one-time grant of performance-based Class D profits interest units (“Class D Units”) of Digital Realty Trust, L.P. (the “Operating Partnership”), subject to attainment of performance metrics related to successful integration of the pending combination between the Company and InterXion Holding N.V. (the “InterXion Transaction”), as more fully described below, and the one-time grant of time-based profits interest units (“PIUs”) of the Operating Partnership, subject to closing of the InterXion Transaction, as previously reported on Form 4s dated February 21, 2020, (collectively, the “awards”). The awards were granted under the Digital Realty Trust, Inc., Digital Services, Inc. and Digital Realty Trust, L.P. 2014 Incentive Award Plan, as amended (the “Plan”), to certain of the Company’s named executive officers (the “executives”). The material terms and conditions of the awards are described below.

Class D Units

General. Pursuant to the Class D Unit awards, each executive is eligible to vest in a number of Class D Units of the Operating Partnership ranging from 0% to 100% of the total Class D Units granted, based on the attainment of the performance metrics described below (the “Performance Metrics”) during the three-year period commencing on the date on which the InterXion Transaction closes (the “Closing Date”) or, if earlier, ending on the date on which a change in control (as defined in the Plan) occurs (the “Performance Period”), subject to the executive’s continued service through the conclusion of the Performance Period. Class D Units are subject to the applicable terms and conditions of the Nineteenth Amended and Restated Agreement of Limited Partnership of the Operating Partnership (as amended, the “Partnership Agreement”).

Performance Vesting. A portion of each award of Class D Units is designated as a number of “base units” that will performance vest based on achieving key employee retention (33.3%), expense synergies (33.3%), EBITDA targets (16.7%) and EMEA signings (16.7%) over the three years after the InterXion Transaction closes, measured in installments at various measurement dates during the Performance Period.

An additional number of Class D Units subject to the award (the “distribution equivalent units”) having a value equal to the dividends that would have been paid during the Performance Period on the shares of common stock corresponding to the base units that become performance vested (less any actual distributions made with respect to such units) will vest in full as of the completion of the Performance Period. For purposes of calculating the number of distribution equivalent units, the dividend amount will be adjusted (plus or minus) to reflect the gain or loss on such amount had the dividends been reinvested in common stock of the Company on the applicable payment date.

Following the completion of the Performance Period, the Plan administrator will determine the number of base units that have become performance-vested and the number of distribution equivalent units. The number of Class D Units that constitute distribution equivalent units plus the number of performance-vested base units are referred to as the “Performance Vested Units.”

Upon the completion of the Performance Period, any Performance Vested Units will become fully vested and cease to be subject to forfeiture, subject to the executive’s continued service through the completion of the Performance Period.

Change in Control. In the event of a change in control of the Company, all outstanding Performance Vested Units (if any), including any Class D Units that become Performance Vested Units in connection with the change in control, will become fully vested and cease to be subject to forfeiture as of the date of the change in control, subject to the executive’s continued service until at least immediately prior to the change in control.

Certain Terminations of Service. Except as otherwise described below, any Class D Units that have not fully vested as of the date on which an executive’s service terminates for any reason will be cancelled and forfeited by the executive.

If an executive’s service terminates due to disability prior to the completion of the Performance Period, the Class D Units will remain outstanding and eligible to become Performance Vested Units in accordance with the performance vesting schedule described above, and any Class D Units that become Performance Vested Units as of the completion of the Performance Period will be fully vested at such time. Any Class D Units that do not become fully vested will be cancelled and forfeited upon the completion of the Performance Period.

If an executive’s service terminates due to death prior to the completion of the Performance Period, the Class D Units will vest in full upon such termination.

If an executive’s service is terminated by the Company or an affiliate thereof other than for “cause” or by the executive for “good reason” (or, with respect to each executive who is not a party to an executive severance agreement with the Company, in the event of such executive’s “retirement” ) (each such term as defined in the applicable award agreement), in any case, prior to the completion of the Performance Period, the Class D Units will remain outstanding and eligible to become Performance Vested Units in accordance with the performance vesting schedule described above, and the number of such units that vest in full upon the completion of the Performance Period will be determined on a pro rata basis, based on the number of days that the executive was employed during the Performance Period. Any Class D Units that do not become fully vested will be cancelled and forfeited upon the completion of the Performance Period.

For each executive who is a party to an executive severance agreement with the Company, in the event of such executive’s “retirement” prior to the completion of the Performance Period, if the Company either (A) fails to offer the executive a consulting agreement (as defined in the applicable award agreement) immediately following the executive’s retirement, or (B) enters into a consulting agreement with the executive and then terminates the consulting agreement and the consulting relationship established thereby without “cause” (as defined in the consulting agreement), the Class D Units will remain outstanding and eligible to become Performance Vested Units in accordance with the performance vesting schedule described above, and any Class D Units that become Performance Vested Units as of the completion of the Performance Period will be fully vested. Any Class D Units that do not become fully vested will be cancelled and forfeited upon the completion of the Performance Period.

The Company expects that awards of Class D Units will be granted to the Company’s named executive officers within five (5) days following the closing of the InterXion Transaction. On February 19, 2020, the Compensation Committee approved the values set forth in the table below for the number of base units to be granted to each executive.

Named Executive Officer	Award Value
A. William Stein	$2,000,000
Andrew P. Power	$1,406,00
Joshua A. Mills	$950,000
Erich J. Sanchack	$940,000
Christopher Sharp	$850,000

Time-Based PIUs

General. Pursuant to the PIU awards, which were previously reported on Form 4, Statement of Changes in Beneficial Ownership for each of the executives on February 21, 2020, each executive is eligible to vest in a number of PIUs after the InterXion Transaction closes, starting on the first anniversary of the Closing Date, as described below. PIUs are subject to the applicable terms and conditions of the Partnership Agreement.

Vesting. The PIUs will vest as follows, subject to the executive’s continued service through each applicable vesting date: 50% on the first anniversary of the Closing Date and 50% on the second anniversary of the Closing Date. If the purchase agreement with respect to the InterXion Transaction is terminated or the InterXion Transaction is not consummated prior to the first anniversary of the date of grant, the award will be cancelled and forfeited by the executive and the underlying award agreement will terminate.

Certain Terminations of Service. Except as otherwise described below, any PIUs that have not fully vested as of the date on which an executive’s service terminates for any reason, will be cancelled and forfeited by the executive.

If an executive’s service terminates due to death or disability, the PIUs will vest in full upon such termination.

If an executive’s service is terminated by the Company or an affiliate thereof other than for “cause” or by the executive for “good reason” (each such term as defined in the applicable award agreement), in any case, prior to a change in control or more than twelve months following a change in control, subject to the executive’s timely execution and nonrevocation of a general release of claims, the award will vest with respect to the number of PIUs which would have become vested during the twelve-month period immediately following the date of such termination, in accordance with the vesting schedule described above, had the executive remained in continuous service during such period.

If an executive’s service is terminated by the Company or an affiliate thereof other than for cause upon or within twelve (12) months following such change in control, subject to the executive’s timely execution and nonrevocation of a general release of claims, the PIUs will vest in full.

For each executive who is a party to an executive severance agreement with the Company, in the event of such executive’s “retirement” (as defined in the applicable award agreement), if the Company either (A) fails to offer the executive a consulting agreement (as defined in the applicable award agreement) immediately following the executive’s retirement, or (B) enters into a consulting agreement with the executive and thereafter terminates the consulting agreement and the consulting relationship established thereby without “cause” (as defined in the consulting agreement), subject to the executive’s timely execution and nonrevocation of a general release of claims, the PIUs will vest in full.

On February 19, 2020, the Compensation Committee granted the following awards of PIUs to the Company’s named executive officers.

Named Executive Officer	Total Time-Based PIUs
Andrew P. Power	4,179
Joshua A. Mills	3,587
Erich J. Sanchack	3,549
Christopher Sharp	3,209

The foregoing description of the awards is qualified in its entirety by the full text of the award agreements, the forms of which will be filed as exhibits to the Company’s and the Operating Partnership’s combined Quarterly Report on Form 10-Q for the quarter ending March 31, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Digital Realty Trust, Inc.

By:	/s/ Joshua A. Mills
Joshua A. Mills
Executive Vice President, General Counsel and Secretary

Digital Realty Trust, L.P.
By:	Digital Realty Trust, Inc. Its general partner

By:	/s/ Joshua A. Mills
Joshua A. Mills
Executive Vice President, General Counsel and Secretary

Date: February 25, 2020